Exhibit 10.2

FIRST AMENDMENT TO THE SHARE EXCHANGE AGREEMENT

This FIRST AMENDMENT TO THE SHARE EXCHANGE AGREEMENT (this “Amendment”), dated as of November 3, 2016, is by and among Integrated Surgical Systems, Inc., a Delaware corporation (“Integrated”). TheMaven Network, Inc., a Nevada corporation (“Maven”) and all the shareholders, option holders, warrant holders and holders of convertible securities of Maven identified on Annex A hereto (collectively the “Shareholders”). Each of the parties to this Agreement is individually referred to herein as a “Party”) and collectively, as the “Parties”). This Amendment amends the Share Exchange Agreement dated October 14, 2016 between Integrated, Maven and the Shareholders, the terms of which are incorporated herein (“Exchange Agreement”). All capitalized terms have the meaning set forth in the Exchange Agreement.

Agreement

NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto hereby agree as follows:

1.        Maven Stock. Since the Exchange Agreement, Maven has, with the consent of Integrated, issued additional Maven Stock. Maven has 3,026,340 shares of Maven Stock issued and outstanding.

1.1 Consistent with Section 1 of this Amendment, Section 1.1 of the Exchange Agreement is amended in its entirety to provide as follows:

At the Closing, the Shareholders shall sell, transfer, convey, assign and deliver to Integrated all of his/her respective Maven Stock, free and clear of all Liens, in exchange for the Shares of Integrated Stock. The number of Integrated Stock that each Shareholders is entitled to receive at the Closing shall equal to (x) the percentage of total shares of Maven Stock (the “Maven Shareholder Percentage Ownership”) the Shareholder owns immediately prior to the Closing (which shall equal to the total number of shares of Maven Stock the Shareholder owns as set forth on the signature page of such Shareholder divided by 3,026,340), multiplied by (y) the aggregate number of shares of Integrated Stock that that will be issued to the Shareholders at the Closing (subject to adjustment pursuant to the Exchange Formula) (the “Shareholders Formula”). For the avoidance of doubt, the aggregated number of shares of Maven Stock that will be transferred to Integrated at the Closing shall be 3,026,340.

1.2 In each other provision in the Exchange Agreement where 2,967,000 is used, the number 2,967,000 shall be replaced by the number 3,026,340.

1.3 Pursuant to the Exchange Formula, as amended by this Amendment, each share of Maven Stock shall convert into 4.13607 shares of Integrated Stock.

2.         Indemnification. Integrated shall pay to under Subparagraph (iii) of Section 1.2 of the Exchange Agreement, the sum of $3,920 to the State of Delaware. Integrated shall not file Amended Delaware Franchise Tax returns under Section 5.2(p) of the Exchange Agreement; provided that Surviving Corporation shall indemnify, defend and hold the Shareholders harmless from and against any Damages arising from any Delaware franchise taxes of Integrated, including any interest and penalties thereon, due for all periods prior to Closing.

3.         Integrated Net Value. Integrated represents that the net value of Integrated pursuant to the Exchange Formula is $2,175,937.

4.         Board of Directors. Under Section 6.13, the Board shall appoint Ross Levinsohn as the independent director of the Surviving Corporation, whose initial compensation for all positions as a director with the Surviving Corporation and its subsidiaries and affiliate companies initially will not exceed $5,000 a month.

5.         Future Amendments; Stockholder Representative. Each Shareholder irrevocably authorizes and appoints the Stockholders’ Representative as the Shareholder’s representative and attorney-in-fact to act on behalf of such person with respect to the Exchange Agreement and the transaction contemplated by the Exchange Agreement, including, the exercise of the power, to h hereafter alter, modify and amend the Exchange Agreement and to enter any and all such amendments and modifications to the Agreement as the Shareholder’s representative deems to be reasonable, appropriate and in furtherance of the transaction contemplated by the Exchange Agreement. No Shareholder shall have the right to object to, dissent from, protest or otherwise contest the same. The provisions of this Section, including the power of attorney granted hereby, are independent and severable, are irrevocable and coupled with an interest and shall not be terminated by any act of any one or Shareholder, or by operation of law.

[Signature Page Follows]

SIGNATURE PAGE TO THE FIRST AMENDMENT
TO THE SHARE EXCHANGE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Share Exchange Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

INTEGRATED SURGICAL SYSTEMS, INC.

By: /s/ Christopher A. Marlett
Name: Christopher A. Marlett
Title: Chief Executive Officer

THEMAVEN NETWORK, INC.

By: /s/ James C. Heckman
Name: James C. Heckman
Title: Chief Executive Officer

By: /s/ William Sornsin
Name: William Sornsin
Title: Chief Operating Officer

SHAREHOLDER:

- See Below -
[List of Shareholders:

James C. Heckman
William C. Sornsin
Benjamin G. Joldersma
Marc T. Beck
Donald J. Clore
Robert Goree
Lloyd G. Gregory
Damien Joldersma
Brian N. Ku
Michael Strong
Panayiotis Treperinas
Aarti Varma
Yoshiko Wright
Joseph C. Wright
John Deming
Ross Levinsohn]